Exhibit 5.1

[Ropes & Gray LLP Letterhead]

March 20, 2006

State Street Corporation

225 Franklin Street

Boston, Massachusetts  02110

State Street Capital Trust III

c/o State Street Bank and Trust
Company, N.A.

Two World Financial Center

225 Liberty Street

New York, New York 10281

State Street Capital Trust IV

c/o State Street Bank and Trust
Company, N.A.

Two World Financial Center

225 Liberty Street

New York, New York 10281

Re:                   Registration Statement on Form S-3 of State Street Corporation, State Street Capital Trust III and State Street Capital Trust IV

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by State Street Corporation, a Massachusetts corporation (the “Company”), and each of State Street Capital Trust III and State Street Capital Trust IV, each a Delaware statutory trust (each, a “Trust” and collectively, the “Trusts”), on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

The Prospectus, as supplemented by the various Prospectus Supplements, will provide for: (a) the proposed issuance and sale by the Company of an indeterminate amount of (i) senior debt securities (the “Senior Debt Securities”) consisting of senior unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under the Senior Indenture dated as of August 2, 1993 (the “Senior Indenture”) between the Company and U.S. Bank Trust National Association, as successor trustee, (ii) subordinated debt securities (the

“Subordinated Debt Securities”) consisting of subordinated unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under the Subordinated Indenture dated as of June 15, 2000 (the “Subordinated Indenture”) between the Company and J.P. Morgan Chase & Co., as successor trustee, (iii) junior subordinated debentures (the “Junior Subordinated Debentures” and collectively with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”) consisting of junior subordinated unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under a Junior Subordinated Indenture dated as of December 15, 1996 (the “Junior Subordinated Indenture” and collectively with the Senior Indenture and the Subordinated Indenture, the “Indentures”) between the Company and J.P. Morgan Chase & Co., as successor trustee, (iv) shares of common stock of the Company, $1.00 par value per share (the “Common Stock”), (v) shares of preferred stock of the Company, no par value (the “Preferred Stock”), to be issued in one or more series, and fractional shares of Preferred Stock (the “Depositary Shares”), (vi) contracts to purchase a specified number of shares of Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Stock Purchase Contracts”), (vii) units consisting of a Stock Purchase Contract and Debt Securities, Capital Securities (as defined below) or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the Common Stock, Preferred Stock or Depositary Shares under the Stock Purchase Contracts (the “Stock Purchase Units”), (viii) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares, or any combination of the same (the “Warrants”), and (ix) unconditional and irrevocable guarantees (the “Guarantees” and each a “Guarantee”) of certain payments and obligations of each of the Trusts to be issued by the Company under one or more Guarantee Agreements (the “Guarantee Agreements” and each a “Guarantee Agreement”) that are expected to be entered into between the Company and J.P. Morgan Chase & Co. as successor trustee, with respect to Capital Securities proposed to be issued by each such Trust; and (b) the proposed issuance and sale by the Trusts of an indeterminate amount of preferred securities representing beneficial ownership interests in such Trusts (the “Capital Securities”). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units, the Warrants, the Guarantees and the Capital Securities are referred to herein collectively as the “Securities.”

We have acted as counsel for the Company in connection with the filing of the Registration Statement. For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed herein are limited to matters governed by the laws of The Commonwealth of Massachusetts, the federal laws of the United States of America and in the case of paragraphs 1 and 7 below, the laws of the State of New York.

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.                                       When the Registration Statement has become effective under the Act, the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Board of Directors of the Company and duly established in conformity with the applicable Indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law and (iii) the right of a court of competent jurisdiction to make other equitable provisions to effectuate the subordination provisions set forth in the Subordinated Indenture and the Junior Subordinated Indenture.

2.                                       When the Registration Statement has become effective under the Act and the Common Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Common Stock will be validly issued, fully paid, and nonassessable.

3.                                       When the Registration Statement has become effective under the Act, the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly authorized by the Board of Directors of the Company and duly established in conformity with the Company’s Articles of Organization and By-laws, a certificate of designation, preferences and rights with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of The Commonwealth of Massachusetts, and the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Preferred Stock of such series will be validly issued, fully paid, and nonassessable.

4.                                       When the Registration Statement has become effective under the Act, the terms of the Preferred Stock of a particular series and of its issuance and sale, and the issuance and sale of the Depositary Shares of such series, have been duly authorized by the Board of Directors of the Company and duly established in conformity with the Company’s Articles of Organization and By-laws, a certificate of designation, preferences and rights with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of The Commonwealth of

Massachusetts, the related depository agreement has been duly authorized, executed and delivered by the parties thereto and the Preferred Stock of such series and the Depositary Shares of such series have been duly issued and sold against payment of the purchase price therefor and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Depositary Shares of such series of Preferred Stock will be validly issued, fully paid, and nonassessable.

5.                                       When (a) the Registration Statement has become effective under the Act, the terms of the Stock Purchase Contracts or Stock Purchase Units and of their issuance and sale have been duly authorized by the Board of Directors of the Company, such Stock Purchase Contracts or Stock Purchase Units have been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and (b) any related pledge agreement has been duly authorized, executed and delivered by the parties thereto, the Stock Purchase Contracts or Stock Purchase Units will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

6.                                       When the Registration Statement has become effective under the Act, the terms of the Warrants and of their issuance and sale have been duly authorized by the Board of Directors of the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

7.                                       When the Registration Statement has become effective under the Act, the terms of each Guarantee and of its issuance have been duly authorized by the Board of Directors of the Company, the applicable Guarantee Agreement has been duly authorized, executed and delivered by the parties thereto and such Guarantees have been issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements, such Guarantee will constitute a valid and binding obligation of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

The opinions expressed herein do not purport to cover, and we express no opinion with respect to, the applicability of Section 548 of the federal Bankruptcy Code or any comparable provision of state law. We assume for purposes of this opinion that (i) at the time of any issuance of the Securities,  the Company will be duly organized, validly existing and in good standing under Massachusetts law, (ii) the consideration per share of Common Stock at the time of its issuance will not be less than the par value of such Common Stock, and (iii) the Securities issued pursuant to the Registration Statement representing shares of Common Stock or Preferred Stock (or the right to purchase or convert into shares of Common Stock or Preferred Stock) together with the number of shares of Common Stock and Preferred Stock, respectively, outstanding or reserved at the time of issuance, will not exceed the respective number of shares Common Stock and Preferred Stock authorized by the Company’s Articles of Organization in effect at the time of such issuance.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Validity of Securities.”  In giving such consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Act or the rules and regulation of the Securities and Exchange Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP